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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Payless Cashways, Inc.
             (Exact name of registrant as specified in its charter)

                    Iowa*                                  42-0945849
  (State of incorporation or organization)             (I.R.S. Employer
                                                      Identification No.)

    TwoPershing  Square,  2300 Main  Street,  Kansas  City, Missouri  64108
       (Address  of  principal   executive offices, including zip code)

* Payless Cashways, Inc. is expected to be reincorporated in the State of Delaware in December 1997, pursuant to a merger into a Delaware corporation of the same name.

Securities to be registered pursuant to Section 12(b) of the Act:


 Title of each class                             Name of each exchange on which
 to be so registered                             each class is to be registered

        None                                              Not Applicable

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                Common stock, par value $0.01 per share**
                             (Title of Class)

** The common stock of the Registrant to which this Form 8-A Registration Statement pertains (the "Common Stock") originally was registered under Section 12(b) of the Exchange Act pursuant to the Registrant's Form 8-A Registration Statement dated February 11, 1993. Pursuant to Rule 12g-2 under the Exchange Act, upon the subsequent delisting of the Common Stock from the New York Stock Exchange, the Common Stock was and continues to be deemed registered under
Section 12(g) of the Exchange Act without the filing of an additional registration statement. The Staff of the Commission has requested that the Company file this Registration Statement in order to assign the Company a
Section 12(g) Exchange Act registration number.


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's Common Stock is incorporated by reference to the description of the Common Stock set forth in the Form 8-A Registration Statement dated February 11, 1993.

Item 2.  Exhibits.

1.       Restated  Articles of Incorporation  of the Registrant (incorporated by
         reference   to  Exhibit  3.1  filed  as  part  of  Amendment  No. 1  to
         Registration Statement No. 33-58008 on Form S-2 on March 8, 1993).

2. By-laws of the Registrant (incorporated by reference to Exhibit 3.1 filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 27, 1994).

3. First Amended Plan of Reorganization, as modified on October 9, 1997 (incorporated by reference to Exhibit 2.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 30, 1997).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  PAYLESS CASHWAYS, INC.



                                  By:    /s/ Stephen A. Lightstone
                                     -----------------------------
                                  Stephen A. Lightstone, Senior Vice
                                  President Finance and Chief Financial
                                  Officer (Principal Financial Officer and
                                  Principal Accounting Officer)
                                  (Duly authorized representative)

Date: December 1, 1997